EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our auditors report dated May 3, 1996 (covering the years ended February 28, 1994 and 1995 and February 29, 1996) for Arizona Rent-A-Car Systems, Inc. into this Registration Statement on Form S-1 and to the reference to our firm under the heading "Experts" in such Registration Statement.



Michael Silver & Company
Certified Public Accountants
Skokie, Illinois
June 26, 1996